UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2005

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01.   Other Events.

Halliburton announced on March 10, 2005 a proposed underwritten offering by the DII Industries, LLC Asbestos PI Trust of 54,500,000 shares of Halliburton's common stock. It is currently anticipated that the Asbestos PI Trust will also grant the underwriters in the proposed offering an option to purchase up to an additional 5 million shares to cover overallotments. The 59,500,000 shares represent all of the shares that were issued to the trust as part of the asbestos settlement earlier this year. The company on March 10, 2005 filed with the Securities and Exchange Commission a preliminary prospectus supplement pursuant to its existing shelf registration statement relating to the proposed offering. The company will not sell any shares in this proposed offering, nor will it receive any proceeds from it.

In connection with the proposed offering, Halliburton and the Asbestos PI Trust will amend their agreement relating to the 59,500,000 shares to allow for this proposed offering and sale by the Asbestos PI Trust. Following completion of the proposed offering, any remaining shares of common stock held by the Asbestos PI Trust will remain subject to the restrictions contained in the agreement between the Asbestos PI Trust and the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: March 15, 2005	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary